UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2016

WAYSIDE TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26408	13-3136104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1157 Shrewsbury Avenue, Shrewsbury, New Jersey	07702
(Address of principal executive offices)	(Zip Code)

732-389-8950

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 4, 2016, Wayside Technology Group, Inc. (the “Company”) entered into an office lease (the “Lease”) with Four Industrial Way Holdings, LLC, as landlord, pursuant to which the Company will lease a new corporate headquarters consisting of approximately 20,000 rentable square feet located at 4 Industrial Way West, Eatontown, New Jersey 07724.  The Lease is expected to commence on July 1, 2016 and will expire ten years and seven months after the commencement date.  The Lease provides that, upon advance notice, the Company shall have two options to extend the term of the Lease for a period of five years each on 50% or more of the demised premises.  The Lease also provides for an annual fixed rent of $20.00 per rentable square foot, which shall increase by $0.50 per rentable square foot annually.  In addition to the fixed rent, the Company must pay its proportionate share of operating expenses and taxes with respect to the building.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03 .

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAYSIDE TECHNOLOGY GROUP, INC.
Date: March 9, 2016	By:	/s/ Simon F. Nynens
	Name:	Simon F. Nynens
	Title:	President and Chief Executive Officer

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